EXHIBIT 99.1

WOLVERINE WORLD WIDE, INC. 9341 Courtland Drive, Rockford, MI 49351 Phone (616) 866-5500; FAX (616) 866-0257

FOR IMMEDIATE RELEASE CONTACT: Don Grimes (616) 863-4404

WOLVERINE WORLD WIDE, INC. REPORTS 25th
CONSECUTIVE QUARTER OF RECORD RESULTS;
INCREASES FULL YEAR EPS ESTIMATE

          Rockford, Michigan, October 1, 2008 -Wolverine World Wide, Inc. (NYSE: WWW) today reported record sales and earnings for the third quarter of 2008, the Company's 25th consecutive quarter of record revenue and earnings per share results.

          Revenue totaled $318.9 million in the quarter ended September 6, 2008, a 2.8% increase over revenue of $310.2 million in the prior year. Fully diluted earnings per share were $0.62 versus $0.54 in the third quarter of 2007, an increase of 14.8%. For the first three quarters of 2008, revenue reached $874.5 million, a 3.9% gain over the $841.5 million reported for the first three quarters of 2007. Year-to-date reported earnings per share were $1.41 per share, up 16.4% from $1.21 per share for the same period of 2007.

          Blake W. Krueger, the Company's Chief Executive Officer and President commented, "We are pleased to report strong results for the third quarter, particularly in light of continuing tough global economic conditions. Our team's focused execution against our multi-brand, multi-country and multi-category brand-building model enables us to consistently post excellent financial results. The Company's financial performance in the quarter was highlighted by the Merrell brand, which delivered a high single-digit revenue gain and a double-digit increase in earnings contribution.

          "While 2008 has thus far proven to be a challenging year for the footwear industry, we are extremely proud of the balanced performance of our global brand portfolio. The Company remains focused on executing our global lifestyle brand strategy, while simultaneously driving operating efficiencies to help support that strategy."

          Don Grimes, the Company's Chief Financial Officer, commented, "Operating margin of 14.5% in the quarter is a 22 basis point improvement over the prior year, and was driven by modest gross margin expansion and operating expense leverage. Inventory levels were down 2.1% for the quarter, while accounts receivable increased 2.1% on the 2.8% revenue increase. The Company repurchased approximately 745,000 shares of stock in the quarter for $19.0 million, and ended the third quarter with a cash balance of $74.3 million. The Company's balance sheet remains one of the strongest in the industry."

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          Based on the strength of reported third quarter results and its diversified global business model, the Company is raising its full-year earnings guidance to a range of $1.87 to $1.92 per fully diluted share on a revised revenue range of $1.220 to $1.240 billion. The revised earnings per share range represents growth of 10% to 13% over 2007 earnings per share of $1.70.

          The Company will host a conference call at 8:30 a.m. EDT today to discuss these results and current business trends. To listen to the call at the Company's website, go to www.wolverineworldwide.com, click on "Investors" in the navigation bar, and then click "Webcast" from the top navigation bar of the "Investors" page. To listen to the webcast, your computer must have Windows Media Player, which can be downloaded for free on the Wolverine World Wide website. In addition, the conference call can be heard at www.streetevents.com. A replay of the call will be available at the Company's website through October 15, 2008.

          With a commitment to service and product excellence, Wolverine World Wide, Inc. is one of the world's leading marketers of branded casual, active lifestyle, work, outdoor sport and uniform footwear and apparel. The Company's portfolio of highly recognized brands includes: Bates®, Hush Puppies®, HYTEST®, Merrell®, Sebago® and Wolverine®. The Company also is the exclusive footwear licensee of popular brands including CAT®, Harley-Davidson® and Patagonia®. The Company's products are carried by leading retailers in the U.S. and globally in nearly 200 countries and territories. For additional information, please visit our website, www.wolverineworldwide.com.

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          This press release contains forward-looking statements, including those relating to projected 2008 sales and earnings, the Company's business model and corporate growth. In addition, words such as "estimates," "expects," "intends," "should," "will," variations of such words and similar expressions are intended to identify forward-looking statements. These statements are not guarantees of future performance and involve certain risks, uncertainties and assumptions ("Risk Factors") that are difficult to predict with regard to timing, extent, likelihood and degree of occurrence. Therefore, actual results and outcomes may materially differ from what may be expressed or forecasted in such forward-looking statements. Risk Factors include, among others: changes in duty structures in countries of import and export including anti-dumping measures in Europe with respect to leather footwear imported from China and Vietnam and safety footwear imported from China and India; trade defense actions by countries; changes in consumer preferences or spending patterns; cancellation of orders for future delivery; changes in planned customer demand, re-orders or at-once orders; the availability and pricing of foreign footwear factory capacity; reliance on foreign sourcing; regulatory or other changes affecting the supply of materials used in manufacturing; the availability of power, labor and resources in key foreign sourcing countries, including China; the impact of competition and pricing; the impact of changes in the value of foreign currencies, including the Chinese Yuan, and the relative value to the U.S. Dollar; integration and operation of newly acquired and licensed businesses; the development of new initiatives; the development of apparel; retail buying patterns; consolidation in the retail sector; changes in economic and market conditions; acts and effects of war and terrorism; weather; and additional factors discussed in the Company's reports filed with the Securities and Exchange Commission and exhibits thereto. Other Risk Factors exist, and new Risk Factors emerge from time to time that may cause actual results to differ materially from those contained in any forward-looking statements. Given these risks and uncertainties, investors should not place undue reliance on forward-looking statements as a prediction of actual results. Furthermore, the Company undertakes no obligation to update, amend or clarify forward-looking statements.

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WOLVERINE WORLD WIDE, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)
($000's, except per share data)

	12 Weeks Ended		36 Weeks Ended
	September 6, 2008	September 8, 2007	September 6, 2008	September 8, 2007
Revenue	$318,852	$310,168	$874,452	$841,549
Cost of products sold	190,122	185,216	521,762	507,068
Gross profit	128,730	124,952	352,690	334,481
Gross margin	40.4%	40.3%	40.3%	39.7%

Selling and administrative expenses	82,389	80,548	244,192	233,845
Operating profit	46,341	44,404	108,498	100,636
Operating margin	14.5%	14.3%	12.4%	12.0%

Interest (income) expense, net	309	(179)	674	(973)
Other (income) expense	(880)	252	(1)	424
	(571)	73	673	(549)
Earnings before income taxes	46,912	44,331	107,825	101,185

Income taxes	15,721	14,848	36,121	33,895

Net earnings	$31,191	$29,483	$71,704	$67,290

Diluted earnings per share	$.62	$.54	$1.41	$1.21

CONDENSED BALANCE SHEETS
(Unaudited)
($000's)

	September 6, 2008	September 8, 2007
ASSETS:
Cash & cash equivalents	$74,310	$24,770
Receivables	240,522	235,525
Inventories	194,062	198,318
Other current assets	21,703	25,616
Total current assets	530,597	484,229
Property, plant & equipment, net	83,258	86,026
Other assets	107,839	102,158
Total Assets	$721,694	$672,413
LIABILITIES & EQUITY:
Current maturities on long-term debt	$10,725	$10,730
Short-term debt	70,897	-
Accounts payable and other accrued liabilities	140,518	141,460
Total current liabilities	222,140	152,190
Long-term debt	-	10,731
Other non-current liabilities	37,369	36,052
Stockholders' equity	462,185	473,440
Total Liabilities & Equity	$721,694	$672,413